                                    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 19, 1996
                                                                                                           REGISTRATION NO. 33-
====================================================================================================================================
                                                       SECURITIES AND EXCHANGE COMMISSION
                                                             WASHINGTON, D.C. 20549
                                                           --------------------------
                                                                    FORM S-8
                                                                       ON
                                                                    FORM S-3
                                             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                                           --------------------------
                                                               THE PARKWAY COMPANY
                                             (Exact name of registrant as specified in its charter)
                                         TEXAS                                                                 74-2123597
                            (State or other jurisdiction of                                                 (I.R.S. Employer
                            incorporation or organization)                                                Identification No.)
                                                              300 ONE JACKSON PLACE
                                                             188 EAST CAPITOL STREET
                                                         JACKSON, MISSISSIPPI 39201-2195
                                                                 (601) 948-4091
              (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                                   THE PARKWAY COMPANY 1994 STOCK OPTION PLAN
                                                     THE PARKWAY COMPANY 1991 INCENTIVE PLAN
                                              THE PARKWAY COMPANY 1991 DIRECTORS STOCK OPTION PLAN
                                                            (Full title of the plans)

                                                           STEVEN G. ROGERS, PRESIDENT
                                                              300 ONE JACKSON PLACE
                                                             188 EAST CAPITOL STREET
                                                         JACKSON, MISSISSIPPI 39201-2195
                                                                 (601) 948-4091
                         (Address, including zip code, and telephone number, including area code, of agent for service)
                                                           --------------------------
                                                                   Copies to:
                                                             JOSEPH P. KUBAREK, ESQ.
                                                          JAECKLE, FLEISCHMANN & MUGEL
                                                             800 FLEET BANK BUILDING
                                                              TWELVE FOUNTAIN PLAZA
                                                             BUFFALO, NEW YORK 14202
                                                                 (716) 856-0600

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:  FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS
REGISTRATION STATEMENT.
        IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO A DIVIDEND OR INTEREST REINVESTMENT PLAN,
PLEASE CHECK THE FOLLOWING BOX.  [  ]
        IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE
415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN THE SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT
PLANS, CHECK THE FOLLOWING BOX.  [  ]

                                                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
      TITLE OF EACH CLASS
         OF SECURITIES             AMOUNT TO BE       PROPOSED MAXIMUM OFFERING      PROPOSED MAXIMUM AGGREGATE        AMOUNT OF
        TO BE REGISTERED            REGISTERED*           PRICE PER UNIT**                OFFERING PRICE**          REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
 SHARES OF COMMON STOCK,
 $1.00 PAR VALUE PER SHARE       296,269 SHARES                $19.25                      $5,703,178.25               $1,966.61

====================================================================================================================================

 *                IN ADDITION, PURSUANT TO RULE 416(C) UNDER THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ALSO COVERS AN
                  INDETERMINATE AMOUNT OF INTERESTS TO BE OFFERED OR SOLD PURSUANT TO THE EMPLOYEE BENEFIT PLANS DESCRIBED HEREIN.
 **               ESTIMATED SOLELY FOR PURPOSES OF CALCULATING THE REGISTRATION FEE ON THE BASIS OF THE AVERAGE OF THE CLOSING
                  PRICES, AS REPORTED ON THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. NATIONAL MARKET SYSTEM, OF THE SHARES
                  OF COMMON STOCK, ON JANUARY 18, 1996.
====================================================================================================================================

                              THE PARKWAY COMPANY
                   CROSS REFERENCE SHEET SHOWING THE LOCATION
                      IN THE PROSPECTUS OF THE INFORMATION
                         REQUIRED BY PART I OF FORM S-3

         ITEM OF PART I OF FORM S-3                        HEADINGS IN PROSPECTUS
         --------------------------                        ----------------------
1.   Forepart of the Registration Statement               Forepart and Outside Front Cover Page
     and Outside Front Cover Page of Prospectus

2.   Inside Front and Outside Back Cover Pages of         Inside Front Cover Page; Available
     Prospectus                                           Information; Incorporation of Documents by
                                                          Reference

3.   Summary Information, Risk Factors and Ratio of       Not Applicable
     Earnings to Fixed Charges


4.   Use of Proceeds                                      Not Applicable - See Cover Page of Prospectus

5.   Determination of Offering Price                      Cover Page

6.   Dilution                                             Not Applicable

7.   Selling Security Holders                             Selling Shareholders

8.   Plan of Distribution                                 Plan of Distribution

9.   Description of Securities to be Registered           Plan of Distribution; Description of Capital
                                                          Stock

10.  Interests of Named Experts and Counsel               Not Applicable

11.  Material Changes                                     Not Applicable


12.  Incorporation of Certain Information by Reference    Incorporation of Documents by Reference

13.  Disclosure of Commission Position on                 Indemnification of Directors and Officers
     Indemnification for Securities Act Liabilities

                                                                ii

                                     PART I


         In accordance with the instructional Note to Part 1 of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part 1 of Form S-8 has been omitted from this Registration Statement on Form S-8 on Form S-3 for offers of shares of common stock of The Parkway Company pursuant to the benefit plans referred to herein. The documents containing the information required by Part I of the Registration Statement will be sent or given to the plan participants. The prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Form S-3 and may be used for reofferings and resales of unregistered shares of common stock acquired pursuant to the benefit plans referred to herein and for the reofferings and resales of registered shares of common stock of The Parkway Company which may be issued in the future upon the exercise of options granted under the benefit plans referred to herein (hereinafter such prospectus will be referred to as the "Prospectus").

                              THE PARKWAY COMPANY
                               RESALE PROSPECTUS

         This Prospectus is being used in connection with the offering from time to time by certain shareholders (the "Selling Shareholders") of The Parkway Company ("Parkway"), of shares of common stock, $1.00 par value per share ("Shares"), of Parkway which may be acquired upon the exercise of stock options pursuant to The Parkway Company 1994 Stock Option Plan (the "1994 Plan") and The Parkway Company 1991 Directors Stock Option Plan (the "1991 Option Plan"), and Shares previously acquired upon the exercise of stock options pursuant to The Parkway Company 1991 Incentive Plan (the "1991 Incentive Plan"), (collectively, the 1994 Plan, the 1991 Incentive Plan and the 1991 Option Plan are referred to herein as the "Plans"). Parkway will receive no proceeds from the sale by the Selling Shareholders of the Shares.

         The Shares issuable upon exercise of the options covered by the Plans may be sold from time to time by the Selling Shareholders or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the National Association of Securities Dealers, Inc. National Market System ("NASDAQ NMS") at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. All discounts, commissions or fees incurred in connection with the sale of the Shares offered hereby will be paid by the Selling Shareholders or by the purchasers of the Shares, except that the expenses of preparing and filing this Prospectus and the related Registration Statement with the Securities and Exchange Commission (the "Commission"), and of registering or qualifying the Shares will be paid by Parkway.

         The Shares of Parkway are listed on the NASDAQ NMS under the symbol "PKWY." The closing price of Parkway's Shares as reported on the NASDAQ NMS on January 18, 1996 was $19.25.

                       _______________________________

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
          SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
        PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                        _____________________________

          SEE RISK FACTORS FOR A DISCUSSION OF CERTAIN FACTORS THAT
        SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN THE SHARES OF
                         COMMON STOCK OFFERED HEREBY.
                        _____________________________

                 THE ATTORNEY GENERAL OF THE STATE OF NEW YORK
           HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING.
                ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                        _____________________________

                The date of this Prospectus is January 19, 1996.

         No person is authorized to give any information or to make any representations, other than as contained herein, in connection with the offer made in this Prospectus, and any information or representation not contained herein must not be relied upon as having been authorized by Parkway or the Selling Shareholders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the Shares offered by this Prospectus, nor does it constitute an offer to sell or a solicitation of any offer to buy any Shares offered hereby to any person in any jurisdiction where it is unlawful to make such an offer or solicitation to such person. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that information contained herein is correct as of any time subsequent to the date hereof.


                             AVAILABLE INFORMATION

         Parkway is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information filed by Parkway can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Shares are listed on the NASDAQ NMS, 1735 K Street, N.W., Washington, D.C. 20006 and reports, proxy statements and other information filed by Parkway can be inspected at the library of such exchange.

         In addition, Parkway will provide without charge to each person to whom this Prospectus is delivered, upon either the written or oral request of such person, the Annual Report to Shareholders for Parkway's latest fiscal year and a copy of any or all of the documents incorporated herein by reference other than exhibits to such documents. See "Incorporation of Documents By Reference." Such requests should be directed to Parkway's Secretary, The Parkway Company, 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi 39201-2195, telephone number (601) 948-4091.


                    INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Commission are incorporated herein by reference:

         (i) Parkway's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994;

         (ii) Parkway's Quarterly Report on Form 10-QSB for the fiscal quarters ended March 31, 1995, June 30, 1995 and September 30, 1995;

         (iii) Parkway's Form 10-QSB/A (Amendment No. 1 to Form 10-QSB for the quarter ended March 31, 1995) dated May 15, 1995; and

         (iv) All other reports filed with the Commission by Parkway pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1994 and prior to the date of this Prospectus.

         All documents filed by Parkway pursuant to Sections 13, 14 or 15(d) of the Exchange Act, after the date hereof and before the termination of the offering shall be deemed incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                               TABLE OF CONTENTS


Description                                                              Page
-----------                                                              ----
The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

Selling Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . .  1

Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . .  7

Description of Capital Stock  . . . . . . . . . . . . . . . . . . . . . .  7

Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

Indemnification of Directors and Officers . . . . . . . . . . . . . . . .  8

                                  THE COMPANY


         Parkway is a Texas corporation engaged in the real estate business. Parkway's investment strategy involves acquiring equity positions in private or publicly traded real estate companies which may or may not result in mergers or acquisitions. Parkway also invests directly in real property in the form of equity ownership or mortgages. However, Parkway seeks to control its investments by owning substantially all of the investment and avoids investments directly in real property that result in a minority interest. Parkway owns equity interests in various properties, including eight office buildings, two apartment complexes, a shopping center, developed lots surrounding a member-owned country club and other improved and unimproved land. A significant portion of Parkway's assets consists of notes receivable and mortgage investments. Parkway also has stockholdings in several real estate companies.

         The principal executive offices of Parkway are located at 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi 39201- 2195, and its telephone number is (601) 948-4091.


                                  RISK FACTORS


         There are certain risks inherent in the ownership of real estate and the securities of companies that own real estate. These risks include, among others: adverse changes in general or local economic conditions; adverse changes in interest rates and in the availability of permanent mortgage funds which may render the acquisition, sale or refinancing of properties difficult or unattractive; existing laws, rules and regulations and judicial decisions regarding liability for a variety of potential problems related to real estate generally; adverse changes in real estate, zoning, environmental or land-use laws; increases in real property taxes and federal or local economic or rent controls; other governmental rules; increases in operating costs and the need for additional capital and tenant improvements; the supply of and demand for properties; possible insolvencies and other material defaults by tenants; overbuilding in certain markets; ability to obtain or maintain full occupancy of properties or to provide for adequate maintenance or insurance; the presence of hazardous waste materials; mechanics liens resulting from construction; property related claims and litigation; fiscal policies; and acts of God. The illiquidity of real estate investments generally impairs the ability of real estate owners to respond quickly to changed circumstances.


                              SELLING SHAREHOLDERS


         The following table sets forth the name of each Selling Shareholder under the Plans, his or her position(s) with Parkway during the past three years, the number of Shares of each Selling Shareholder (i) owned of record as of December 18, 1995; (ii) which are registered hereunder; and (iii) the number of Shares to be owned by each such Selling Shareholder assuming the exercise of all options granted under the Plans and the sale of all Shares acquired upon the exercise of such options. There can be no assurance that any of the Selling Shareholders will offer for sale or sell any or all of the Shares offered by them pursuant to this Prospectus.


                                                                                                                 Number of Shares
                                          Number of Shares  Number of 1994   Number of 1991    Number of 1991    Owned Assuming
 Name and Position Held with                Owned as of     Plan Shares to   Incentive Plan  Option Plan Shares  Sale of Shares
 Parkway For the Past 3 Years             December 18, 1995  be Registered    Shares to be    to be Registered     Registered
                                                                               Registered                           Hereunder
----------------------------             ----------------- ---------------  --------------  ------------------  ----------------
Leland R. Speed                                 101,129          21,125              9,438                 0            91,691
  Director and Chief
  Executive Officer

Steven G. Rogers                                 43,000(1)       49,594             13,662                 0            21,596
  President since 1993 and
  Senior Vice President until
  1993


Sarah P. Clark                                      600          11,829                600                 0                 0
  Vice President, Chief
  Financial Officer and
  Secretary since January 1,
  1995, Vice President and
  Assistant Secretary until
  January 1, 1995

David H. Hoster II                               14,155           7,500                996                 0            13,159
  Executive Vice President
  until December 31, 1994

N. Keith McKey                                    9,920          15,000                650                 0             9,270
  Executive Vice President,
  Chief Financial Officer and
  Secretary until December
  31, 1994

Regina Shows                                          0           5,000                  0                 0                 0
  Controller

                 ____________________

               1    Includes 7,742 Shares received pursuant to the exercise of 1994 Plan Shares.



                                                                                                                 Number of Shares
                                          Number of Shares  Number of 1994   Number of 1991    Number of 1991    Owned Assuming
 Name and Position Held with                Owned as of     Plan Shares to   Incentive Plan  Option Plan Shares  Sale of Shares
 Parkway For the Past 3 Years             December 18, 1995  be Registered    Shares to be    to be Registered     Registered
                                                                               Registered                           Hereunder
----------------------------             ----------------- ---------------  --------------  ------------------  ----------------
Glen Mitchel Mattingly                         3,958          10,000                  0                 0             3,958
  President of Parkway Texas,
  Inc.

James Ingram                                     400          10,000                400                 0                 0
  Vice President since 1995,
  Asset Manager until 1995

David Fowler                                     674           6,250                600                 0                74
  Vice President of EB, Inc.
  since 1995, Asset Manager
  until 1995

Susan Egger                                        0           3,125                  0                 0                 0
  Assistant Controller

Lisa McCary                                       50           3,125                  0                 0                50
  Asset Manager

Warren Speed                                   5,929           3,129                  0                 0             5,929
  Asset Manager

Jack Sullenberger                                  0           4,375                  0                 0                 0
  Asset Manager

Terry Lavery                                       0           2,500                  0                 0                 0
  Asset Manager
  since 1995

Ann Holland                                        0           1,000                  0                 0                 0
  Mortgage Administrator
  since 1995

Rita Jordan                                        0           1,250                  0                 0                 0
  Administrative Assistant

Bonnie Bevelo                                      0           1,250                  0                 0                 0
  Administrative Assistant


                                                                                                                 Number of Shares
                                          Number of Shares  Number of 1994   Number of 1991    Number of 1991    Owned Assuming
 Name and Position Held with                Owned as of     Plan Shares to   Incentive Plan  Option Plan Shares  Sale of Shares
 Parkway For the Past 3 Years             December 18, 1995  be Registered    Shares to be    to be Registered     Registered
                                                                               Registered                           Hereunder
----------------------------             ----------------- ---------------  --------------  ------------------  ----------------
Stephanie Pitts                                0              1,250               0                     0                     0
  Cash Management

Linda DeCarlo                                  0              1,250               0                     0                     0
  Administrative Assistant

Mike Mims                                      0                625               0                     0                     0
  Building Supervisor

Bobby Neighbors                                0                625               0                     0                     0
  Building Supervisor


Calvin Rippy                                   0                625               0                     0                     0
  Building Supervisor

June Dumas                                     0              1,000               0                     0                     0
  Administrative Assistant

Shannon Dumas                                  0                500               0                     0                     0
  Runner

Katie Segrest                                  0              1,000               0                     0                     0
  Accountant

Lisa Moore                                     0              1,000               0                     0                     0
  Accounts Payable

Holly Mlinek                                   0              1,000               0                     0                     0
  Administrative Assistant

Wendi Frank                                    0              1,000               0                     0                     0
  Administrative Assistant

Tasha Byrd                                     0              1,000               0                     0                     0
  Administrative Assistant

Dawn Killen                                    0              1,000               0                     0                     0
  Administrative Assistant

                                                                4

                                                                                                                 Number of Shares
                                          Number of Shares  Number of 1994   Number of 1991    Number of 1991    Owned Assuming
 Name and Position Held with                Owned as of     Plan Shares to   Incentive Plan  Option Plan Shares  Sale of Shares
 Parkway For the Past 3 Years             December 18, 1995  be Registered    Shares to be    to be Registered     Registered
                                                                               Registered                           Hereunder
----------------------------             ----------------- ---------------  --------------  ------------------  ----------------
Brad Hinton                                      0                500             0                     0                   0
  Building Supervisor

Clifton Hogan                                    0                500             0                     0                   0
  Building Supervisor

Angela Luna                                      0                500             0                     0                   0
  Receptionist

Amy Johnson                                      0                500             0                     0                   0
  Runner

H.C. Bailey, Jr.                            22,587                  0             0                 8,000              22,587
  Director


George R. Farish                             7,401(2)               0             0                 8,000               2,401
  Director

B. Pat Green, Jr.                           10,100                  0             0                 8,000              10,100
  Director

C. Herbert Magruder                         26,184                  0             0                 8,000              26,184
  Director

W. Lincoln Mossop, Jr.                       5,936                  0             0                 8,000               3,936
  Director

Sidney W. Lassen                             5,872                  0             0                 8,000               5,872
  Director

Joe F. Lynch                                31,578                  0             0                 8,000              31,578
  Director

Daniel C. Arnold                            14,035                  0             0                 8,000              14,035
  Director

                 ____________________

               2  Includes 5,000 shares received as a result of the exercise of the 1991 Option Plan shares.

Caption>
                                                                                                                Number of Shares
                                         Number of Shares  Number of 1994   Number of 1991    Number of 1991    Owned Assuming
Name and Position Held with                Owned as of     Plan Shares to   Incentive Plan  Option Plan Shares  Sale of Shares
Parkway For the Past 3 Years             December 18, 1995  be Registered    Shares to be    to be Registered     Registered
                                                                              Registered                           Hereunder
----------------------------             ----------------- ---------------  --------------  ------------------  ----------------
Roger P. Friou                              7,302(3)              0              0                  6,500              3,302
  Director since April 27,
  1995





                 ____________________

               3    Includes 4,000 shares received as a result of the exercise of 1991 Option Plan Shares.


                              PLAN OF DISTRIBUTION

         The Shares may be sold from time to time by the Selling Shareholders or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the NASDAQ NMS at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following: (i) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker or dealer for its account pursuant to this Prospectus; or (iii) ordinary brokerage transactions and transactions in which the broker solicits purchases. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Shareholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 (the "Securities Act"), in connection with such sales. The expenses of preparing and filing this Prospectus and the related Registration Statement with the Commission will be paid by Parkway. The Selling Shareholders have been advised that they are subject to the applicable provisions of the Exchange Act, including without limitation, Rules 10b-5, 10b-6 and 10b-7 thereunder.


                          DESCRIPTION OF CAPITAL STOCK

         The following summary and descriptions do not purport to be complete, and reference is made to Parkway's Articles of Incorporation, as amended (the "Articles") and Parkway's Bylaws, as amended (the "Bylaws") for the complete provisions thereof.

         Parkway is authorized to issue up to 10,000,000 Shares, which are neither redeemable nor subject to restriction on their transfer, except as may be required by applicable securities laws. Parkway is also authorized to issue without shareholder approval up to 5,000,000 shares of Preferred Stock (none of which is currently outstanding), with such dividend and liquidation preferences, voting rights, dividend rates, conversion rights and redemption prices as the Board of Directors of Parkway shall determine, provided that (i) dividends must be cumulative, (ii) the stock must be redeemable and (iii) the holders of any series of Preferred Stock shall have the right, voting as one class, to elect two directors of Parkway at any time at which dividends on that series of Preferred Stock are in arrears in an aggregate amount equal to six quarterly dividends.

         Subject to the rights of holders of Preferred Stock, holders of the Shares will be entitled to receive such dividends as may be declared from time to time by the directors out of funds legally available therefor. All of the issued and outstanding Shares are fully paid and non-assessable and have no preference, conversion, exchange, preemptive or redemption rights. In the event of any liquidation, dissolution or winding up of Parkway, holders of the Shares are entitled to share ratably in any of its assets remaining after satisfaction of all obligations and liabilities of Parkway and after required distributions to holders of Preferred Stock, if any.

         Each Share is entitled to one vote on all matters put to a vote of the shareholders. The Shares have no cumulative voting rights, which means that the holders of more than 50 percent of the Shares voting in the election of directors can elect all of the respective directors who are then standing for election if they choose to do so, and in such event the holders of the remaining Shares will not be able to elect any directors at that election.


                                 LEGAL MATTERS

         The legality of the issuance of the Shares offered hereby is being passed upon for Parkway by Jaeckle, Fleischmann & Mugel, Buffalo, New York.


                                    EXPERTS

         The consolidated financial statements of Parkway appearing in Parkway's Annual Report (Form 10-KSB) for the year ended December 31, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference.
The financial statements referred to above are incorporated by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.



                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under the Texas Business Corporation Act (the "TBCA"), a corporation is empowered to indemnify its directors if it is determined that the director has conducted himself or herself in good faith and reasonably believed: (i) in the case of conduct in his or her official capacity, that his or her conduct was in the corporation's best interests, or (ii) in all other cases, that his or her conduct was not opposed to the corporation's best interests; furthermore, in the case of a criminal proceeding, the director must have had no reasonable cause to believe his or her conduct was unlawful. The determination as to whether a director is entitled to indemnification must be made (i) by the Board, by a majority vote of a quorum of disinterested directors, (ii) if such quorum cannot be obtained, by a majority vote of a committee of the Board consisting of two or more disinterested directors designated to act in the matter by a majority vote of all directors, (iii) by special legal counsel selected by the Board or a Board committee as set forth in (i) or (ii), or, if such a quorum cannot be obtained and committee established, by a majority vote of all directors, or
(iv) by shareholder vote that excludes the shares of interested directors. A director cannot be indemnified under the TBCA if the person is found liable on the basis that personal benefit was improperly received or if the person is found liable to the corporation, except that a director may be indemnified for reasonable expenses actually incurred in connection with a legal proceeding if the director has not been found liable for willful or intentional misconduct in the performance of his or her duty to the corporation.

         Under Parkway's Bylaws, Parkway is required to indemnify its directors and officers to the fullest extent permitted by Texas law as currently existing or later amended (but in the case of such amendment, only to the extent that it permits broader indemnification rights than permitted prior to such amendment). The TBCA authorizes Texas corporations to indemnify officers, but contains no specific provisions comparable to those described above with respect to directors regarding the circumstances under which officers are entitled to indemnification. Each director and officer of Parkway has a written agreement with Parkway which requires, among other things, that Parkway shall indemnify him or her to the fullest extent permitted under the TBCA as currently existing or later amended (but in the case of such amendment, only to the extent that it permits broader indemnification rights than permitted prior to such amendment).

         The Texas Miscellaneous Corporation Laws Act provides that a director of a corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director to the extent provided in the corporation's articles of incorporation, except that such limitation of liability may not extend to (i) a breach of the director's duty of loyalty to the corporation or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which the director receives an improper benefit, or (iv) an act or omission for which the liability of directors is expressly provided by an applicable statute. Parkway's Articles provide that its directors shall not be liable to Parkway or its shareholders for monetary damages to the fullest extent permitted under Texas law.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3 (FORM S-8).        INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Parkway with the Commission are incorporated in this Registration Statement by reference:

         (i) Parkway's Annual Report on Form 10-KSB for the year ended December 31, 1994;

         (ii) Parkway's Quarterly Report on Form 10-QSB for the fiscal quarters ended March 31, 1995, June 30, 1995 and September 30, 1995;

         (iii) Parkway's Form 10-QSB/A (Amendment No. 1 to Form 10-QSB for the quarter ended March 31, 1995) dated May 15, 1995; and

         (iv) All other reports filed by Parkway pursuant to Sections 13(a) or 15(d) of the Exchange Act.

         All documents subsequently filed by Parkway pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4 (FORM S-8).        DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5 (FORM S-8).        INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6 (FORM S-8) AND ITEM 15 (FORM S-3). INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under the Texas Business Corporation Act (the "TBCA"), a corporation is empowered to indemnify its directors if it is determined that the director has conducted himself or herself in good faith and reasonably believed: (i) in the case of conduct in his or her official capacity, that his or her conduct was in the corporation's best interests, or (ii) in all other cases, that his or her conduct was not opposed to the corporation's best interests; furthermore, in the case of a criminal proceeding, the director must have had no reasonable cause to believe his or her conduct was unlawful. The determination as to whether a director is entitled to indemnification must be made (i) by the Board, by a majority vote of a quorum of disinterested directors, (ii) if such quorum cannot be obtained, by a majority vote of a committee of the Board consisting of two or more disinterested directors designated to act in the matter by a majority vote of all directors, (iii) by special legal counsel selected by the Board or a Board committee as set forth in (i) or (ii), or, if such a quorum cannot be obtained and committee established, by a majority vote of all directors, or (iv) by shareholder vote that excludes the shares of interested directors. A director cannot be indemnified under the TBCA if the person is found liable on the basis that personal benefit was improperly received or if the person is found liable to the corporation, except that a director may be indemnified for reasonable expenses actually incurred in connection with a legal proceeding if the director has not been found liable for willful or intentional misconduct in the performance of his or her duty to the corporation.

         Under Parkway's Bylaws, Parkway is required to indemnify its directors and officers to the fullest extent permitted by Texas law as currently existing or later amended (but in the case of such amendment, only to the extent that it permits broader indemnification rights than permitted prior to such amendment). The TBCA authorizes Texas corporations to indemnify officers, but contains no specific provisions comparable to those described above with respect to directors regarding the circumstances under which officers are entitled to indemnification. Each director and officer of Parkway has a written agreement with Parkway which requires, among other things, that Parkway shall indemnify him or her to the fullest extent permitted under the TBCA as currently existing or later amended (but in the case of such amendment, only to the extent that it permits broader indemnification rights than permitted prior to such amendment).

         The Texas Miscellaneous Corporation Laws Act provides that a director of a corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director to the extent provided in the corporation's articles of incorporation, except that such limitation of liability may not extend to (i) a breach of the director's duty of loyalty to the corporation or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which the director receives an improper benefit, or (iv) an act or omission for which the liability of directors is expressly provided by an applicable statute. Parkway's Articles provide that its directors shall not be liable to Parkway or its shareholders for monetary damages to the fullest extent permitted under Texas law.


ITEM 7 (FORM S-8).        EXEMPTION FROM REGISTRATION CLAIMED.

         Parkway has granted 266,769 options to purchase Shares pursuant to the Plans. Options for 7,742 Shares have been exercised pursuant to the 1994 Plan, options for 26,346 Shares have been exercised pursuant to the 1991 Incentive Plan and options for 9,000 Shares have been exercised pursuant to the 1991 Option Plan.

         All of the aforementioned issuances of securities have been made in reliance upon the exemption from registration found in Section 4(2) of the Securities Act. In the above described transactions, each optionholder/stockholder was a director, officer or employee of Parkway, having full access to information concerning Parkway and each had the opportunity to verify the information supplied to him or her. The share certificate issued on exercise of the options has been impressed with a restrictive legend and stop transfer instructions have been lodged with Parkway's transfer agent.

ITEM 8 (FORM S-8) AND ITEM 16 (FORM S-3).  EXHIBITS.

Exhibit
Number   Description
------   -----------
(4) (a)          Parkway's Articles of Incorporation, as amended (incorporated by reference to Exhibit 6.1 of Amendment No. 1 to
                 Parkway's Form S-14 (No. 2-69138) filed on November 6, 1980).

    (b)          Amendment to Parkway's Articles of Incorporation (incorporated by reference to Exhibit A of Parkway's Proxy
                 Statement dated November 3, 1987).

    (c)          Parkway's Bylaws (incorporated by reference to Exhibit 6.2 of Amendment No. 1 to Parkway's Form S-14 (No. 2-69138)
                 filed on November 6, 1980).

    (d)          Amendment to Parkway's Bylaws, dated December 4, 1986 (incorporated by reference to Exhibit (3)(c) of Parkway's
                 1987 Annual Report on Form 10-K).

    (e)          Amendment to Parkway's Bylaws, dated December 4, 1987 (incorporated by reference to Exhibit 3(e) of Parkway's 1988
                 Annual Report on Form 10-K).

5                Opinion of Jaeckle, Fleischmann & Mugel (filed herewith)

23               Consent of Ernst & Young LLP (filed herewith)

24               Power of Attorney (contained on signature page)

99 (a)           Parkway's 1991 Incentive Plan (incorporated by reference to Parkway's proxy statement dated October 28, 1991).

   (b)           Parkway's 1991 Directors Stock Option Plan, as amended (incorporated by reference to Exhibit B of Parkway's proxy statement for the 1994 Annual Meeting of Shareholders).

   (c)           Parkway's 1994 Stock Option Plan (incorporated by reference to Exhibit A of Parkway's proxy statement for the 1994
                 Annual Meeting of Shareholders).


ITEM 9 (FORM S-8) AND ITEM 17 (FORM S-3).  UNDERTAKINGS.

         The registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Jackson, State of Mississippi on January 19, 1996.

                                        THE PARKWAY COMPANY


                                        By: /s/ Steven G. Rogers
                                           -------------------------------
                                            Steven G. Rogers, President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Steven G. Rogers and Sarah P. Clark his or her true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement and the foregoing Powers of Attorney have been signed by the following persons in the capacities indicated and on the dates indicated.

                   SIGNATURE                                        TITLE                                   DATE
                   ---------                                        -----                                   ----
 /s/ Leland R. Speed                             Chairman, Chief Executive Officer and         January 19, 1996
 -----------------------------------------       Director (Principal Executive Officer)
 Leland R. Speed



 /s/ Sarah P. Clark                              Vice President, Financial Officer and         January 19, 1996
 -----------------------------------------       Secretary (Principal Financial Officer)
 Sarah P. Clark

                   SIGNATURE                                        TITLE                                   DATE
                   ---------                                        -----                                   ----
 /s/ Regina P. Shows                             Controller (Principal Accounting Officer)     January 19, 1996
 ----------------------------------------
 Regina P. Shows


 /s/ Daniel C. Arnold                            Director                                      January 19, 1996
 ----------------------------------------
 Daniel C. Arnold


 /s/ H.C. Bailey, Jr.                            Director                                      January 19, 1996
 ----------------------------------------
 H.C. Bailey, Jr.


 /s/ George R. Farish                            Director                                      January 19, 1996
 ----------------------------------------
 George R. Farish



 /s/ Roger P. Friou                              Director                                      January 19, 1996
 ----------------------------------------
 Roger P. Friou


 /s/ B. Pat Green, Jr.                           Director                                      January 19, 1996
 ----------------------------------------
 B. Pat Green, Jr.


 /s/ Sidney W. Lassen                            Director                                      January 19, 1996
 ----------------------------------------
 Sidney W. Lassen


 /s/ Joe F. Lynch                                Director                                      January 19, 1996
 ----------------------------------------
 Joe F. Lynch


 /s/ C. Herbert Magruder                         Director                                      January 19, 1996
 ---------------------------------------
 C. Herbert Magruder



 /s/ W. Lincoln Mossop, Jr.                      Director                                      January 19, 1996
 ---------------------------------------
 W. Lincoln Mossop, Jr.